Pernix Therapeutics Pre-Announces Certain
Preliminary Second Quarter 2017 Financial Results

Company Expects to Report Full Quarterly Financial Results and Host Conference Call on July 27, 2017

MORRISTOWN, NJ – July 20, 2017 – Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) (“Pernix” or the “Company”), a specialty pharmaceutical company, today announced certain preliminary unaudited financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Preliminary Unaudited Financial Highlights:

•	Second quarter 2017 net revenues are expected to be between $33.0 million and $35.0 million, which would represent a decrease of between 5% and 10% versus second quarter 2016 net revenues of $36.7 million.

•	Second quarter 2017 selling, general and administrative expense is expected to be between $18.0 million and $22.0 million, which would represent a decrease of between 14% and 29%, as compared to second quarter 2016 selling, general and administrative expense of $25.5 million.

•	Net loss for the second quarter of 2017 is expected to be between $20.5 million and $24.5 million, which would represent an improvement of between 21% and 34% versus prior year second quarter net loss of $31.1 million.

•	Adjusted EBITDA for the second quarter of 2017 is expected to be between $4.5 million and $6.0 million, which would represent an improvement of between $5.9 million and $7.4 million versus prior year second quarter adjusted EBITDA of ($1.4 million).

•	Cash and cash equivalents as of June 30, 2017 were $14.3 million.

Business Update

o	Silenor TRx up 1% in the second quarter of 2017 as compared to the first quarter and down 4% year-over-year

o	Treximet TRx flat in the second quarter of 2017 as compared to the first quarter and down 7% year-over-year

o	Zohydro ER TRx down 3% in the second quarter of 2017 as compared to the first quarter and down 7% year-over-year; growth rate was impacted by the previously announced 20mg backorder

The quarterly financial results included in this release were calculated prior to the completion of a review by the Company’s external auditors and are therefore subject to adjustment.

Second Quarter 2017 Earnings Release and Conference Call Details

Pernix expects to release its full second quarter 2017 financial and operating results on July 27, 2017. The Company will hold a conference call in connection with its release of its full second quarter 2017 results.

Date:	Thursday, July 27
Time:	4:30 PM ET
Toll free (U.S.):	866-791-6248
International:	719-325-4745
Conference ID:	8899590
Webcast:	http://public.viavid.com/index.php?id=125503

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market.  The Company is currently focused on the therapeutic areas of Neurology and Pain, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Treximet® and Silenor® are registered trademarks of Pernix Therapeutics Holdings, Inc.
Zohydro® ER is a registered trademark of Pernix Therapeutics Holdings, Inc.
BeadTek™ is a trademark used by Pernix under license.

Non-GAAP Financial Measures

To supplement our financial results determined by GAAP, we have also disclosed in this Press Release and the table below the following non-GAAP information: adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).

Adjusted EBITDA is a non-GAAP financial measure that excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. This non-GAAP financial measure excludes from net loss interest expense, net, depreciation and amortization, income tax expense, deal costs, stock-based compensation expense, severance expenses, litigation settlement expenses, change in fair value of contingent consideration and derivative liabilities, impairment of assets related to our cough and cold product line, foreign currency transaction losses and gains and restructuring costs. In addition, from time to time in the future there may be other items that we may exclude for the purposes of our use of adjusted EBITDA; likewise, we may in the future cease to exclude items that we have historically excluded for the purpose of adjusted EBITDA. We believe that adjusted EBITDA provides meaningful supplemental information regarding our operating results because it excludes or adjusts amounts that management and the board of directors do not consider part of core operating results or that are non-recurring when assessing the performance of the organization. We believe that inclusion of adjusted EBITDA provides consistency and comparability with past reports of financial results and provides consistency in calculations by outside analysts reviewing our results. Accordingly, we believe that adjusted EBITDA is useful to investors in allowing for greater transparency of supplemental information used by management.

We believe that this non-GAAP financial measure is helpful in understanding our past financial performance and potential future results, but there are limitations associated with the use of this non-GAAP financial measure. This non-GAAP financial measure is not prepared in accordance with GAAP, does not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Adjustment items that are excluded from our non-GAAP financial measures can have a material impact on net loss. As a result, this non-GAAP financial measure has limitations and should not be considered in isolation from, or as a substitute for, net loss, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using this non-GAAP financial measure as a supplement to GAAP financial measures and by reconciling the non-GAAP financial measure to its most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measure to its most comparable GAAP financial measure that is included below in this Press Release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements. These statements reflect the Company’s current views, expectations and beliefs concerning future events. These forward-looking statements include information regarding the Company’s expected financial results for the second quarter ended June 30, 2017 and longer-term financial and business goals. The Company’s estimated quarterly financial results for the second quarter ended June 30, 2017 are preliminary and subject to adjustment in the ongoing review procedures by the Company’s independent registered public accounting firm. In addition, any financial projections and other estimates contained herein are forward-looking statements with respect to the anticipated performance of the Company. Such financial projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved. Investors should note that many factors, including the risks and uncertainties inherent in Pernix’s business, as more fully described in Pernix’s filings with the SEC (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the SEC), could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release. The forward-looking statements in this press release are qualified by risk factors identified by the Company. These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
Investor Relations

Matthew P. Duffy, 212-915-0685

LifeSci Advisors, LLC

matthew@lifesciadvisors.com

Select Preliminary Unaudited Second Quarter 2017 Financial Results (in millions)

	Three Months Ended
	June 30,
	2016	2017
Net revenues	$36.7	$33.0	-	$35.0

Selling, general and administrative expense	$25.5	$18.0	-	$22.0

GAAP net loss	$(31.1)	$(24.5)	-	$(20.5)

Adjusted EBITDA	$(1.4)	$4.5	-	$6.0

Reconciliation of GAAP reported net loss to adjusted EBITDA is as follows (in millions):

	Three Months Ended
	June 30,
	2016	2017
GAAP net loss	$(31.1)	$(24.5)	-	$(20.5)
Adjustments:
Interest expense, net	$8.9	$9.5	-	$9.0
Depreciation and amortization	$21.1	$19.0	-	$17.4
Income tax expense	$-	$0.5	-	$0.1
EBITDA	$(1.1)	$4.5	-	$6.0
Selling, general and administrative adjustments (1)	$2.0	$0.7	-	$1.5
Change in fair value of contingent consideration	$(4.0)	$(0.5)	-	$(1.2)
Change in fair value of derivative liability	$(0.2)	$(0.2)	-	$(0.3)
Other (2)	$1.9	$-	-	$-
Adjusted EBITDA	$(1.4)	$4.5	-	$6.0

(1)	To exclude deal costs of $261,000 and ($123,000); stock compensation expense of $658,000 and $770,000; severance expense of $1,000 and $727,000; and litigation settlement expenses of $15,000 and $640,000 for the three months ended June 30, 2017 and 2016, respectively.

(2)	To exclude the impairment of assets related to our cough and cold product line, restructuring costs and foreign currency transaction losses and gains.

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